Exhibit 99.1

BUSINESS CONSULTING AGREEMENT

This Agreement (the "Agreement") is dated as of April 20, 2004, and is entered into by and between Missouri River and Gold Gem Corp. (hereinafter "MRGG" or "CLIENT") and NeoTactix, Inc. (hereinafter "NTX").

1. Conditions. This Agreement will not take effect, and NTX will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to NTX (either by mail or facsimile copy). In addition, CLIENT shall be truthful with NTX in regard to any relevant or material information provided by CLIENT, verbally or otherwise which refers, relates, or otherwise pertains to the CLIENT's business, this Agreement or any other relevant transaction. Breach of either of these conditions shall be considered a material breach and will automatically grant NTX the right to terminate this Agreement and all moneys, and other forms of compensation, paid or owing as of the date of termination by NTX shall be forfeited without further notice.

Upon execution of this Agreement, CLIENT agrees to fully cooperate with NTX in carrying out the purposes of this Agreement, keep NTX informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.

2. Scope and Duties. During the term of this Agreement, NTX will perform the following services for CLIENT:

2.1 Advice and Counsel. NTX will provide advice and counsel regarding CLIENT's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by CLIENT. In particular, NTX shall perform the following services:

* perform product or corporate image advertising

* identify another company as a potential partner for technology development

* perform business development services

* advise the Client on business strategy

* advise the Client on compensation policies

* arrange bank credit lines or commercial bank financing for the Client

2.2 CLIENT and/or CLIENT's Affiliate Transaction Due Diligence. NTX will participate and assist CLIENT in the due diligence process, where possible, on all proposed transactions affecting CLIENT of which NTX is notified in writing in advance, including conducting investigation of and providing advice on the business, valuation and market-place implications of the proposed transaction(s).

2.3 Ancillary Document Services. If necessary, NTX will assist and cooperate with CLIENT in the development, editing and production of such documents as are reasonably necessary to assist in any transaction covered by this Agreement. However, this Agreement will not include the preparation or procuring of legal documents or those documents normally prepared by an attorney.

2.4 Additional Duties. CLIENT and NTX shall mutually agree, in writing, for any additional duties that NTX may provide to CLIENT for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialled by both parties.

2.5 Standard of Performance. NTX shall devote such time and efforts to the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of NTX provided for herein which requires CLIENT to provide certain information to assist NTX in completion of the work shall be excused (without effect upon any obligation of CLIENT) until such time as CLIENT has fully provided all information and cooperation necessary for NTX to complete the work. The services of NTX shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. NTX cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is communicated to NTX regarding satisfying all or part of CLIENT's business and corporate strategic planning needs, NTX shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest.

2.6 Prohibited Services. NTX represents and warrants that the Shares received by NTX pursuant to this Agreement have not and shall not be in connection with transactions that:

* by prearrangement or otherwise, allow CLIENT or a promoter to control or direct the resale of the securities in the public market;

* transmit to CLIENT or its affiliates directly or indirectly a percentage of the proceeds from the resales of the Shares issued to Consultants;

* provide investor relations or shareholder communications services;

* arrange or effect mergers that take private companies public;

* arrange a financing that involves any securities issuance - whether equity or debt; and

* promote CLIENT's securities in an Internet newsletter, or otherwise publish or disseminate information that reasonably may be expected to influence the price of CLIENT's securities.

3. Compensation to NTX.

3.1 Issuance of Shares for Entering into Agreement. As consideration for NTX entering into this Agreement, Client agrees to cause 4,900,000 shares of its common stock, par value $.001 per share, to be issued in amounts of 2,450,000 shares to George R. Lefevre and 2,450,000 shares to Scott Absher, affiliates of NTX. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The registration and issuance of said shares shall take place by no later than 15 days following the execution and delivery of this Agreement, and all costs in connection therewith shall be borne by Client.

NOTE: NTX SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF PAYMENT IS NOT RECEIVED BY NTX WITHIN 15 DAYS OF MUTUAL EXECUTION OF THIS AGREEMENT BY THE PARTIES. IN ADDITION, NTX'S OBLIGATIONS UNDER THIS AGREEMENT SHALL BE SUSPENDED IF ANY PAYMENT OWING HEREUNDER IS MORE THAN FIFTEEN (15) DAYS DELINQUENT.

3.2 Expenses. CLIENT shall reimburse NTX for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that NTX must receive prior written approval from CLIENT for any expenses over $ 500. Such reimbursement shall be payable within 7 seven days after CLIENT's receipt of NTX invoice for same.

3.3 Additional Fees. CLIENT and NTX shall mutually agree upon any additional fees that CLIENT may pay in the future for services rendered by NTX under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

3.4 Shares Subject to Risk of Forfeiture. NTX has agreed to receive compensation in the form of Shares ("Compensation Shares") of CLIENT because NTX believes in the future prospects of CLIENT and because NTX believes that its services will contribute to the growth and value of CLIENT. CLIENT is willing to issue the number of Compensation Shares to affiliates of NTX because CLIENT has confidence that NTX will provide valuable services to CLIENT. As a means enhancing the prospect that CLIENT will receive value from the services of NTX, NTX and CLIENT agree that the Compensation Shares issued to NTX pursuant to this Agreement shall be subject to forfeiture if the services rendered to CLIENT by NTX do not produce value to CLIENT. NTX and CLIENT have examined the appropriate objective criteria for determining whether value has been rendered by NTX to CLIENT. Accordingly, CLIENT and NTX agree that the Compensation Shares issued by CLIENT to affiliates of NTX shall be cancelled and returned to CLIENT if, prior to October 31, 2005 ("Forfeiture Date"), CLIENT has not achieved at least one of the following benchmarks:

(a) Gross revenues of CLIENT for a calendar month shall have reached at least $15,000,000.

(b) EBITDA of CLIENT for a calendar month shall have reached at least $500,000.

(c) Total market capitalization of CLIENT, measured as the current stock price (or if there is no stock price, then the value determined on a going concern basis) on a particular date multiplied by the number of outstanding securities of CLIENT on a fully diluted basis, including all classes of shares and all classes of debt securities, including convertible debt securities, shall average $15,000,000 for a period of 30 consecutive days.

If these benchmarks have not been satisfied by the Forfeiture Date, then all remaining Compensation Shares held in escrow shall be returned to CLIENT.

To facilitate the parties' agreement in this section 3.4, the Compensation Shares shall be held in escrow by an escrow holder mutually selected by NTX and CLIENT. NTX and CLIENT shall agree to such reasonable terms as the escrow holder shall request in an escrow agreement appointing the escrow holder.

Notwithstanding the foregoing, such number of Compensation Shares as NTX may reasonably request shall be released from escrow for transfer to unrelated third parties who perform services for CLIENT pursuant to subcontracts with NTX, provided that the transfer of Compensation Shares to such unrelated third parties shall not be a device for transferring the Compensation Share to NTX or its affiliates in derogation of the restrictions on the Compensation Shares.

4. Indemnification. The CLIENT agrees to indemnify and hold harmless NTX, each of its officers, directors, employees and shareholders against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CLIENT or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

5. Confidentiality.

5.1 NTX and CLIENT each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. NTX and CLIENT shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through NTX and CLIENT respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

5.2 NTX will not, either during its engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by NTX during its engagement by the CLIENT. Confidential information, knowledge or data of the CLIENT and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by NTX or its representatives.

6. Miscellaneous Provisions.

6.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of NTX and CLIENT.

6.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

6.3 Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLIENT and NTX agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Orange County, California.

6.4 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

6.5 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

7. Arbitration. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN CLIENT, NTX OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:

A. ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

E. THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;

F. EACH PARTY HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN ORANGE COUNTY, CALIFORNIA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM THE OTHER PARTY;

G. IF EITHER PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO;

H. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN ORANGE COUNTY, CALIFORNIA;

I. IF EITHER PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN ORANGE COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;

J. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY;

K. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

8. Term/Termination. This Agreement is an agreement for the term of approximately Six Months ending October 1st, 2004.

9. Non Circumvention. In and for valuable consideration, CLIENT hereby agrees that NTX may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or ""Opportunities""). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of NTX, and shall be treated as confidential and proprietary information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with NTX in which NTX is directly and actively involved, and never without NTX's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though NTX, without the prior written approval of NTX. NTX is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, NTX would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

MISSOURI RIVER AND GOLD GEM CORP. (MRGG)

Print Name:         Mr. Richard R. McKinley

Sign Name:        /S/Richard R. McKinley

Title:                   President and Interim CFO

Address:            18101 Von Karman Avenue, Suite 330

                          Irvine, CA 92612

NEOTACTIX, INC. (NTX)

Print Name:         Scott W. Absher

Sign Name:        /S/Scott W. Absher

Title:                   Managing Partner

Address:            18101 Von Karman Avenue

                          Suite 330

                          Irvine, CA 92612